Exhibit 99.5

INDEPENDENT AUDITORS' REPORT

To the Managing Member of Prairie Breeze Class B Holdings LLC and Subsidiaries Chicago, Illinois

We have audited the accompanying consolidated financial statements of Prairie Breeze Class B Holdings LLC and Subsidiaries (a wholly owned subsidiary of Invenergy Prairie Breeze Holdings LLC) (the "Company"), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, comprehensive loss, member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prairie Breeze Class B Holdings LLC and Subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Chicago, IL
April 15, 2015

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,625,638
Restricted cash	1,335,790
Accounts receivable	8,833,226
Prepaid expenses and other current assets	448,194
Total current assets	16,242,848

LONG-TERM ASSETS:
Property, plant and equipment - net	402,609,158
Long-term inventory	470,646
Capitalized finance costs - net	3,327,424
Other long-term assets	2,287,336
Total long-term assets	408,694,564
TOTAL	$424,937,412

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$235,480
Accounts payable - related parties	207,840
Current portion of long-term debt	3,332,145
Risk management liabilities	2,587,383
Accrued land owner expense	745,300
Property taxes payable	744,370
Other liabilities and accrued expenses	327,759
Total current liabilities	8,180,277

LONG-TERM LIABILITIES:
Long-term debt	84,697,920
Asset retirement obligation	3,542,697
Long-term risk management liabilities	5,736,316
Other long-term liabilities	327,535
Total long-term liabilities	94,304,468
Total liabilities	102,484,745

COMMITMENTS AND CONTINGENCIES (See Note 11)	—

EQUITY:
Member's equity	113,908,770
Non-controlling interest	208,543,897
Total equity	322,452,667
TOTAL	$424,937,412

See notes to Consolidated Financial Statements

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

OPERATING REVENUES	$15,158,186

OPERATING EXPENSES:
Plant operating and maintenance expense	2,829,739
Depreciation and accretion expense	12,919,367
General and administrative expense	940,458
Taxes (other than income taxes)	807,149
Total operating expenses	17,496,713

LOSS FROM OPERATIONS	(2,338,527)

OTHER INCOME (EXPENSE):
Interest expense	(8,373,522)
Other - net	(1,797,954)
Total other expense	(10,171,476)

NET LOSS	(12,510,003)

NON-CONTROLLING INTEREST SHARE	8,412,647

NET LOSS ATTRIBUTABLE TO MEMBER	$(20,922,650)

See notes to Consolidated Financial Statements

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2014

NET LOSS	$(12,510,003)

OTHER COMPREHENSIVE LOSS:
Risk management activity	(7,235,017)

COMPREHENSIVE LOSS	(19,745,020)

NON-CONTROLLING INTEREST SHARE OF COMPREHENSIVE INCOME (LOSS)	8,412,647

COMPREHENSIVE LOSS ATTRIBUTABLE TO MEMBER	$(28,157,667)

See notes to Consolidated Financial Statements

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2014

		Member
	Total	Accumulated Other Comprehensive Income (Loss)	Contributed Capital and Retained Earnings	Non-controlling Interest
BEGINNING EQUITY - January 1, 2014	$51,512,152	$(884,881)	$51,830,182	$566,851
Comprehensive loss:
Net income (loss)	(12,510,003)	—	(20,922,650)	8,412,647
Other comprehensive loss - risk management activity	(7,235,017)	(7,235,017)	—	—
Total comprehensive income (loss)	(19,745,020)	(7,235,017)	(20,922,650)	8,412,647
Capital contributions	298,819,305	—	96,836,456	201,982,849
Capital distributions	(8,133,770)	—	(5,715,320)	(2,418,450)
ENDING EQUITY - December 31, 2014	$322,452,667	$(8,119,898)	$122,028,668	$208,543,897

See notes to Consolidated Financial Statements

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,510,003)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and accretion expense	12,919,367
Unrealized (gains) losses on marked to market risk management contracts	203,801
Amortization of capitalized finance costs	2,061,962
Changes in assets and liabilities:
Accounts receivable	(2,460,824)
Prepaid expenses and other current assets	(213,044)
Long-term inventory	(470,646)
Other long-term assets	(71,000)
Accounts payable	235,480
Accounts payable - related parties	131,191
Other liabilities and accrued expenses	1,935,147
Net cash provided by operating activities	1,761,431

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(86,507,254)
Restricted cash	(797,850)
Other investing activities	1,620,000
Net cash provided by investing activities	(85,685,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt financings	24,500,000
Debt repayments	(225,627,008)
Cost of financing activities	(450,927)
Capital contributions from member	96,833,035
Capital contributions from non-controlling interests	201,982,849
Capital distributions to member	(5,715,320)
Capital distributions to non-controlling interests	(2,418,450)
Net cash used in financing activities	89,104,179

NET DECREASE IN CASH AND CASH EQUIVALENTS	5,180,506

CASH AND CASH EQUIVALENTS - Beginning of year	445,132

CASH AND CASH EQUIVALENTS - End of year	$5,625,638

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - Cash paid during the year for interest	$7,820,396

See notes to Consolidated Financial Statements

PRAIRIE BREEZE CLASS B HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2014

1.	DESCRIPTION OF BUSINESS

Prairie Breeze Class B Holdings LLC, a Delaware limited liability company, together with its subsidiaries is herein defined as the “Company.” The purpose of the Company is to construct, own, operate and maintain the Prairie Breeze Energy Center (the “Project”) located in Antelope, Boone and Madison counties, Nebraska.

The Project is a 200.6 megawatt (“MW”) electricity generating facility with 118 wind turbine generator units. The Project commenced commercial operations in May 2014.

The Company is owned 100% by Invenergy Prairie Breeze Holdings LLC (“IPBH”). The Company owns 99% of the Class B membership interest in Prairie Breeze Holdings LLC (“Holdings”), which directly owns 100% of the membership interest in Prairie Breeze Wind Energy LLC (“Prairie Breeze”), the direct owner of the Project.

The Company controls through its management and contractual rights certain of its subsidiaries that are partially owned by other investors. Therefore, the Company is required to consolidate those subsidiaries and present the other investors’ interests as non-controlling interests on the consolidated financial statements. Non-controlling interest is included as a component of equity on the consolidated balance sheet.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation - The consolidated financial statements reflect operations of the Company and its subsidiaries and have been prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”). All intercompany accounts and transactions are eliminated in consolidation.

A subsidiary’s operating agreement calls for the allocation of profit and loss on an income tax basis. In addition, cash is distributed and other benefits allocated in varying amounts throughout the life of the subsidiary. Therefore, the Company and other investors’ (collectively the “owners”) interests in the subsidiary are not fixed, and the subsidiary applies the Hypothetical Liquidation at Book Value (“HLBV”) method in allocating book profit or loss and other comprehensive income or loss to the owners. The HLBV method measures the amount of cash that each owner would receive at each reporting date, including tax benefits realized by the owners, upon a hypothetical liquidation of the subsidiary at the net book value of its underlying assets. The change in the amount of cash that each owner would receive at the reporting date compared to the amount it would have received on the previous reporting date represents the amount of profit or loss and other comprehensive income or loss allocated to each owner for the reporting period.

Subsequent events were evaluated through April 15, 2015, the date the consolidated financial statements were available to be issued.

Management Estimates - The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Concentration of Credit Risk - The Company’s sole customer is the Omaha Public Power District (“OPPD”). The Company has experienced no credit losses to date on its sales, and does not anticipate material credit losses to occur in the future with respect to related accounts receivable; therefore, no allowance for doubtful accounts has been provided.

Cash and Cash Equivalents - The Company maintains its cash in bank deposit accounts which are federally insured up to $250,000 per insured bank. Cash equivalents consist of money market funds with original maturities of three months or less. The carrying amount of cash equivalents approximates fair value because of the short maturity of these instruments.

Restricted Cash - Restricted cash consists of cash held for purposes of paying operating and maintenance costs and capital expenditures. Classification on the consolidated balance sheet is consistent with related agreements. The carrying amount of restricted cash approximates fair value because of the short maturity of these instruments.

Long-term Inventory - Inventories are stated at the lower of cost or market using the average cost method. As of December 31, 2014, $470,646 of long-term inventory was included on the consolidated balance sheet.

Property, Plant and Equipment - Net - Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 25 years. Maintenance and repairs will be charged to expense in the period incurred, while major improvements, which extend the useful lives, will be capitalized (see Note 4).

Asset Retirement Obligation - The Company enters into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project equipment including the disassembly and removal of wind turbine generators and towers, substation and interconnection facilities, as well as foundations for the towers and substations, and to provide for restoration of the leased property at the end of the lease terms.

The Company records an initial asset retirement obligation at fair value as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets occurs. The liability is accreted each period over the maximum term of the contractual agreements. The Company recorded the offsetting asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation (see Note 5).

The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligation. These estimates can change based on new information; therefore, the Company periodically re-evaluates these assumptions and estimates.

Impairment of Long-Lived Assets - The Company assesses the recoverability of its long-lived tangible assets when conditions are present which may indicate a potential impairment. The Company uses projected undiscounted cash flows of the related operations. These factors, along with management’s plans with respect to operations, are considered in assessing the recoverability of long- lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their fair value with a corresponding charge to earnings. No impairment was recorded in 2014.

Capitalized Finance Costs - Net - Capitalized finance costs represent costs incurred to obtain financing and are amortized over the terms of the related debt agreements (see Note 6).

Derivative Instruments and Hedging Activities - The Company uses derivative instruments to minimize the impact of future variability in interest rates (see Notes 9 ). The Company does not engage in speculative derivative activities or derivative trading activities.

Derivative instruments are accounted for under fair value accounting and are recorded on the consolidated balance sheet at fair value (see Note 7).

The Company evaluates its derivative instruments to see if the criteria are met to qualify for hedge accounting. If hedge accounting is elected, the Company records the effectively hedged portion of the change in fair value of the derivative instrument as a component of other comprehensive income (loss) on the consolidated statement of comprehensive loss, and any ineffective portion as interest expense on the consolidated statement of operations. As contractual settlements of the derivative instrument are completed, amounts that were previously classified as other comprehensive income (loss) are reclassified into the consolidated statement of operations.

If derivative instruments have not been designated for hedge accounting, unrealized and realized gains and losses in fair value are included in interest expense on the consolidated statement of operations.

Settlements from derivative instruments are included in operating activities on the consolidated statement of cash flows.

Revenue Recognition - Revenue is recognized as energy is delivered, pursuant to the power purchase agreement (“PPA”) (see Note 10). The Company has also determined that the sale of energy and related Renewable Energy Certificates (“RECs”) constitutes one unit of accounting. Because title to both the energy and RECs transfer at the point that the energy is delivered, revenue related to RECs will also be recognized as electrical power is delivered.

Income Taxes - As a single member limited liability company treated as a disregarded entity, the Company is treated for United States federal income tax purposes in the same manner as its owner. The Company is taxed as a partnership and is not subject to income taxation under United States federal law and state laws of Nebraska where it operates. Therefore, the Company has made no accrual for federal or state income taxes as of December 31, 2014.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board (“FASB”) issued further guidance on reporting of amounts reclassified out of accumulated other comprehensive income (loss). The amendment requires that an entity must report the effect of significant reclassifications out of accumulated other comprehensive income (loss) by the respective line items in net income if the amount being reclassified is required under U.S. GAAP. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. The Company adopted this guidance on January 1, 2014. Since this update only requires additional disclosures, adoption of this guidance did not materially impact the Company’s financial condition, results of operations or cash flows. See Note 9 for the effect of significant reclassifications out of accumulated other comprehensive income (loss) on the respective line items on the consolidated statement of operations.

In May 2014, the FASB issued an update to accounting for revenue recognition, which provides a universal method for recognizing revenue. This update supersedes current revenue recognition guidance and most industry-specific guidance throughout the Accounting Standards Codification. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The update requires entities to recognize revenue on the basis of transferring control of goods or services to customers, whereas prior guidance emphasized the transferring of risks and rewards. This guidance will be effective for annual reporting periods beginning after December 15, 2017, and will be applied retrospectively to all prior periods presented or apply the requirements in the year of adoption, through a cumulative adjustment. Early adoption is permitted for the year ending December 31, 2016. The Company is currently evaluating the potential impact of the adoption of this revised accounting guidance on its revenue recognition policy.

4.	PROPERTY, PLANT AND EQUIPMENT - NET

As of December 31, 2014, property, plant and equipment - net, consisted of the following:

Land and land improvements	$11,844,927
Plant	399,780,210
Other property and equipment	3,760,716
Subtotal	415,385,853
Less accumulated depreciation	(12,776,695)
Property, plant and equipment - net	$402,609,158

For the year ended December 31, 2014, $12,733,716 of depreciation expense was recorded on the consolidated statement of operations.

As of December 31, 2014, $6,348,697 of reimbursable network upgrades were classified as accounts receivable on the consolidated balance sheet. During 2014 the Company received cash proceeds of $1,620,000 relating to reimbursable network upgrades.

Property, plant and equipment includes capitalized interest. For the year ended December 31, 2014, interest incurred was $12,035,774, of which $3,795,914 was capitalized and included in property, plant and equipment - net on the consolidated balance sheet and $8,239,860 was expensed and included in interest expense on the consolidated statement of operations.

5.	ASSET RETIREMENT OBLIGATION

As of December 31, 2014, the Company has recorded an asset retirement obligation of $3,542,697 and property, plant and equipment - net includes a corresponding long-lived asset of $3,170,164, net of accumulated depreciation.

Amounts recorded during 2014 are summarized as follows:

Balance - January 1	$3,357,046
Accretion expense	185,651
Balance - December 31	$3,542,697

6.	CAPITALIZED FINANCE COSTS - NET

Capitalized finance costs of $3,735,748 are being amortized over the remaining life of the related debt obligation (see Note 8). During 2014, $7,061,804 of fully amortized capitalized finance costs were written off. For the year ended December 31, 2014, $3,991,216 was amortized, of which $2,061,962 was expensed and included as a part of interest expense on the consolidated statement of operations, and $1,929,254 was capitalized into property, plant and equipment - net on the consolidated balance sheet. Accumulated amortization of such costs was $408,324 as of December 31, 2014.

7.	FAIR VALUE MEASUREMENTS

Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal market in which the reporting entity transacts based on the assumptions market participants would use when pricing the asset or liability. The fair value hierarchy prioritizes the information used to develop those assumptions giving priority, from highest to lowest, to quoted prices in active markets for identical assets and liabilities (Level 1); observable inputs not included in Level 1, for example, quoted prices for similar assets and liabilities (Level 2); and unobservable data (Level 3), for example, a reporting entity’s own internal data based on the best information available in the circumstances.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair values assets and liabilities and their placement within the fair value hierarchy levels.

The Company identified its interest rate swaps (“Swaps”) as items governed by fair value accounting as of December 31, 2014. The Company uses market participant assumptions including assumptions of credit risk to value these derivatives. The Company performed a sensitivity analysis around the credit risk by considering changes to the utilized credit rating to determine whether such changes result in a significant change to the fair values. These inputs can be readily observable, market corroborated, or deemed insignificant and are rendered Level 2 for purposes of disclosure.

The Company’s financial liabilities by level within the fair value hierarchy are summarized as follows:

Fair Value as of December 31, 2014	Quoted Prices in Active Markets for Identical Assets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Liabilities - risk management liabilities	$—	$8,323,699	$—

The determination of the fair values above incorporates various factors such as the liquidity premiums that may be demanded by market participants, the credit standing of the counterparties involved. Such valuation adjustments represent the amount of probable change due to default either by the Company or a third party. The credit reserve is developed based on the Company’s expectation of the market participants’ perspective of potential credit exposure. The calculation of the credit reserve on net asset positions is based on available market information including credit ratings and credit default swap rates. The Company also incorporates non-performance risk in net liability positions based on an assessment of market participant’s assumptions of the Company’s potential risk of default.

8.	DEBT

On September 27, 2013, the Company entered into a credit agreement to provide bridge loan financing, construction and term loan financing, and letters of credit (see Note 11). The bridge loan bore interest of the London InterBank Offered Rate (“LIBOR”) plus a fixed margin of 1.875%. The bridge loan of$216,500,000 was repaid in full in May 2014 with capital contributions made by the Member and non-controlling interest.

The construction loan converted into a term loan in May 2014 and has a maturity date of May 2026. The Company prepaid $8,971,789 of the outstanding principal at term conversion. The term loan bears interest of LIBOR plus a fixed margin ranging from 3.00% to 3.75%. At December 31, 2014, the interest rate totaled 3.23%. At December 31, 2014, the carrying value of the term loan was $88,030,065. The credit agreement contains provisions which prevent the distribution of available cash if there is an event of default or specified financial ratios are not met during a payment period. No such restrictions exist as of December 31, 2014. The credit agreement is secured by the Company’s Class B membership interest in its subsidiary.

The fair value of debt, including the current portion, is estimated by calculating the present value of the future principal and interest payments based on projections of LIBOR and market-adjusted estimates of credit risk. As of December 31, 2014, the fair value of the term loan is approximately $109,863,000.

Repayments of outstanding debt obligations as of December 31, 2014, are scheduled as follows:

2015	$3,332,145
2016	4,240,406
2017	4,536,902
2018	4,295,353
2019	2,533,025
Thereafter	69,092,234
Total	$88,030,065

The Company accounts for the increasing margins on the interest rate of its debt using the effective interest method over the life of the related debt obligation. As of December 31, 2014, $177,105 has been accrued in other long-term liabilities on the consolidated balance sheet.

9.	INTEREST RATE SWAPS

Swaps are executed to protect the Company from future variability in interest rates and meet the definition of derivative instruments (see Note 2). These agreements are entered into in accordance with and as required by the covenants of the credit agreement and are secured in the same manner as the debt.

The terms of the Swaps are summarized as follows:

Term	Notional	Pay Fixed Rate	Receive Floating Rate	Cash Flow Hedge Accounting Election Date
March 1, 2014 through	Resets from $48,578,537	3.383%	Three-month	September 30, 2013
March 31, 2032	to $3,551,091		LIBOR
Balance - December 31, 2014	$44,015,033
March 1, 2014 through	Resets from $48,578,537	3.385%	Three-month	September 30, 2013
March 31, 2032	to $3,551,091		LIBOR
Balance - December 31, 2014	$44,015,033

The Company elected cash flow hedge accounting on the Swaps at September 30, 2013. On May 28, 2014, the Company executed an amendment to the Swaps which restated the outstanding notional schedule of the Swaps. Upon execution of the amendments, the Company elected to dedesignate the initial hedge election. The net loss of the Swaps as of the dedesignation date has been included in accumulated other comprehensive loss (“AOCL”) on the statement of member’s equity. Such amount will be recognized as either a gain or a loss within interest expense on the consolidated statement of operations as the hedged forecasted transactions occur throughout the remaining life of the Swaps.

On May 28, 2014, the Company elected to designate the amended Swaps for hedge accounting.

The following table summarizes amounts recorded related to the Swap:

Current Risk Management Liabilities*	Long-Term Risk Management Liabilities*	Settlement Payments Recorded in Interest Expense**	Changes in AOCL Recorded in Interest Expense**
$2,587,383	$5,736,316	$1,468,524	$1,673,095

Reversal of Inception Fair Value Recorded in Interest Expense**	Ineffectiveness Recorded in Interest Expense**
$(1,673,095)	$(203,801)

* As of December 31, 2014
** For the year ended December 31, 2014

The following table represents the activity in AOCL for the Swaps at December 31, 2014:

Balance - January 1, 2014	$(884,881)
Changes in fair value	(9,668,025)
Reclasses from AOCL to interest expense	2,433,008
Balance - December 31, 2014	$(8,119,898)

At December 31, 2014, the portion of AOCL expected to be reclassified into interest expense on the consolidated statement of operations during the next twelve months is $2,585,269.

The Swaps contain cross-default provisions that, if triggered, would permit the counterparty to declare a default and require settlement of the outstanding amount. These cross-default provisions could be triggered if there was a non-performance event under specified indebtedness in excess of a certain threshold. On an ongoing basis, the Company assesses the appropriateness of these cross-default provisions in our contracts. As of December 31, 2014, the fair value of derivative liabilities subject to cross-default provisions totaled $8,323,699. The Company believes that a non-performance event under these provisions is unlikely.

10.	POWER AGREEMENT

On February 7, 2013, Prairie Breeze entered into a 25-year PPA with OPPD whereby the Project will sell all of its outputs from the initial delivery date through April 2039. The PPA qualifies for treatment as an operating lease, therefore revenue related to the PPA is recognized as energy is delivered as the lease payments are not fixed.

11.	COMMITMENTS AND CONTINGENCIES

The Company’s subsidiary leases land used by the Project under various operating lease agreements expiring on various dates through 2039. Lease expense is recognized on a straight-line basis if the agreements include escalating payments over the lease term. For 2014, the total lease expense incurred was $903,320, of which $603,211 represented minimum rent and $149,679 represented contingent rent payments.

Estimated future minimum lease payments as of December 31, 2014 are as follows:

Years Ending December 31
2015	$939,454
2016	955,716
2017	972,303
2018	989,221
2019	1,006,479
Thereafter	23,377,644
Total minimum lease payments	$28,240,817

At December 31, 2014, the Company had letter of credit lines of $13,406,506, of which $13,406,506 letters of credit were issued. The letters of credit provides security for obligations under Project-related contracts.

12.	RELATED PARTY TRANSACTIONS

On September 27, 2013, Prairie Breeze entered into a Facility Management Agreement (“Agreement”) with Invenergy Services LLC (“Services”). The Agreement calls for a fixed monthly administrative fee, which includes home office labor and out-of-pocket expenses, of $75,000 until Final Completion Date, then $14,500 from Final Completion Date to the termination of the agreement, escalating annually for the Consumer Price Index (“CPI”). Under the Agreement, Services shall also be reimbursed for direct operating expenses, including facility labor. Additionally, the Agreement requires an annual remote monitoring and reset fee of $163,873, escalating annually for CPI, starting at the Commercial Operations Date. Per the Agreement, Prairie Breeze shall pay Services a monthly management fee of $13,800, escalating annually for CPI, and a monthly energy services fee up to $10,000. Such related party transactions for the year ended December 31, 2014 were $1,851,657 of which $702,031 was capitalized and included as a part of property, plant and equipment - net on the consolidated balance sheet and $1,149,626 was expensed.

Some third-party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost.

During 2014, the Company paid a related party a development fee of $39,700,000 which was capitalized in property, plant and equipment - net on the consolidated balance sheet.

13.	SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES

Noncash activities for the Company for the year ended December 31, 2014 that have been excluded from the consolidated statement of cash flows include the following:

Noncash investing activities:
Additions to property, plant and equipment	$(781,501)
Noncash financing activities:
Capital contributions	3,421

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